As Filed with the Securities and Exchange Commission on September 1, 1998


                                                   Registration No. 333-55729
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1 to
                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                    THE JONES FINANCIAL COMPANIES, L.L.L.P.
                    ---------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    MISSOURI
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

                                   43-1450818
                                (I.R.S. Employer
                              Identification Number)


                              12555 Manchester Road
                         St. Louis, Missouri 63131-3729
                    (Address of Principal Executive Offices)


                              AMENDED AND RESTATED
          1998 EMPLOYEE LIMITED PARTNERSHIP INTEREST PURCHASE PLAN OF
                    THE JONES FINANCIAL COMPANIES, L.L.L.P.
                    ---------------------------------------
                            (Full Title of the Plan)

                            Lawrence R. Sobol, Esq.
                    The Jones Financial Companies, L.L.L.P.
                             12555 Manchester Road
                         St. Louis, Missouri 63131-3729
                                 (314) 515-2000
            (Name, Address, including Zip Code and Telephone Number,
                   including Area Code, of Agent For Service)


                    Please Send Copies of Communications to:
                             Jennifer A. Auer, Esq.
                                 Bryan Cave LLP
                       One Metropolitan Square, Suite 3600
                         St. Louis, Missouri 63102-2750
                                 (314) 259-2000



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                              PURPOSE OF AMENDMENT

     The registrant previously registered an offering of $68,000,000 of units of limited partnership interests (the "Interests") which had been approved for issuance pursuant to the Amended and Restated 1998 Employee Limited Partnership Interest Purchase Plan of the registrant. The Interests were offered to eligible employees of the registrant's affiliate, Edward D. Jones & Co., L.P. and its subsidiaries. The offering has been terminated, and consequently, this Post-Effective Amendment No. 1 is being filed to de-register an aggregate of $5,754,900 of Interests which remain unsold.

                                   SIGNATURES

The Registrant

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post-effective amendment on Form S-8 and has duly caused this post-effective amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 31st day of August, 1998.

                                        THE JONES FINANCIAL COMPANIES, L.L.L.P.


                                        By:  /s/ John W. Bachmann
                                             -----------------------------------
                                             John W. Bachmann
                                             Managing Partner

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on the 31st day of August, 1998.



                                             /s/ John W. Bachmann
                                             -----------------------------------
                                             John W. Bachmann
                                             Managing Partner
                                             (Principal Executive Officer)



                                             /s/ Steven Novik
                                             -----------------------------------
                                             Steven Novik
                                             (Chief Financial Officer)